UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2026

FUEL TECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33059	20-5657551
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Fuel Tech, Inc.
27601 Bella Vista Parkway
Warrenville, IL60555-1617
630-845-4500

(Address and telephone number of principal executive offices)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FTEK	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Chief Executive Officer and President

Effective as of July 31, 2026 , Vincent J. Arnone notified Fuel Tech, Inc. (the “Company”) of his decision to retire and resign from his positions as Chief Executive Officer and President of the Company, effective August 10, 2026. Mr. Arnone will continue to serve as a member of the Company's Board of Directors . Mr. Arnone’s decision to retire from his executive positions is not the result of any disagreement with the Company, its management, or the Board of Directors on any matter relating to the Company’s operations, policies, or practices.

To ensure a seamless executive transition, Mr. Arnone will remain with the Company as an employee until September 15, 2026 to enable a transition period to assist the Company’s incoming Chief Executive Officer, following the August 10, 2026 resignation date.

(c) Appointment of Certain Officers

On July 31, 2026, the Board of Directors (the “Board”) of the Company appointed Ramesh Nuggihalli as Chief Executive Officer and President of the Company, effective August 10, 2026. Mr. Nuggihalli's selection was the result of a thorough, months-long executive search process conducted by the Board, which involved the evaluation and interviewing of multiple qualified candidates.

Prior to joining Fuel Tech, Mr. Nuggihalli served as President and Chief Operating Officer of CECO Environmental, where he led the global business units. Earlier, he was Managing Director of Xylem Asia, based in Singapore, where he led the company's water business across Asia. Before joining Xylem, he served as Managing Director of Pentair Middle East, based in Dubai, where he led the company's energy and water businesses across the region. Earlier in his career, he held executive leadership roles with Tyco, AMETEK, General Electric (Power Division), Babcock & Wilcox, and SNC-Lavalin.

Mr. Nuggihalli holds a bachelor’s degree in engineering from the University of Mysore, a Master of Engineering from McGill University, a Master of Business Administration from Wilfrid Laurier University, and a Master of Philosophy from the University of Pennsylvania. He serves on the boards of two nonprofit organizations – Chester County Food Bank and Chester County Futures.

There are no family relationships between Mr. Nuggihalli and any director or executive officer of the Company, and Mr. Nuggihalli has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(e) Compensatory Arrangements of Certain Officers
In connection with his appointment, the Company entered into an Employment Agreement, a Restricted Stock Unit Agreement, and a Change of Control Severance Agreement with Mr. Nuggihalli, each dated July 31, 2026.

Employment Agreement: Under the terms of his Employment Agreement, Mr. Nuggihalli will receive an initial annualized base salary of $440,000. Beginning in fiscal year 2027, he will be eligible to participate in the Company’s Corporate Incentive Plan with a target short-term incentive opportunity of 75% of base salary (ranging from 0% to 130% based on financial performance metrics established by the Board). Beginning in fiscal year 2027, Mr. Nuggihalli will also be eligible to participate in the Company’s executive long-term incentive plan with a target grant-date fair value equal to 100% of base salary. Additionally, Mr. Nuggihalli will receive a monthly housing allowance of $2,500 to cover local corporate housing near corporate headquarters, five weeks of annual vacation, and standard executive health, welfare, and retirement benefits.

Initial RSU Grant: Pursuant to the Employment Agreement and a Restricted Stock Unit Agreement, effective as of his start date on August 10, 2026, Mr. Nuggihalli was granted a one-time award of 300,000 Restricted Stock Units (“RSUs”) under the Fuel Tech, Inc. 2024 Long-Term Incentive Plan. The RSUs vest in three equal annual installments of 100,000 RSUs on each of the first three anniversaries of the grant date, subject to continued service.

Severance & Change of Control: Under the Employment Agreement, if Mr. Nuggihalli’s employment is terminated by the Company without “Cause” or by Mr. Nuggihalli for “Good Reason” (each as defined in the Employment Agreement) during the first 36 months of tenure outside of a Change of Control, he will be entitled to: (i) 12 months of base salary continuation; (ii) immediate vesting of unvested RSUs scheduled to vest within 12 months following termination; (iii) a pro-rated short-term bonus and time-vested long-term incentive RSUs based on actual performance; and (iv) up to 12 months of Company-subsidized COBRA coverage, subject to executing a general release of claims.

Pursuant to a separate Change of Control Severance Agreement, if within 12 months following a Change of Control, Mr. Nuggihalli’s employment is terminated without Cause, for Good Reason, or due to death or Disability, he will be entitled to a lump-sum severance payment equal to 12 months of base salary, 100% immediate vesting of the initial 300,000 RSUs, a pro-rated annual bonus, and up to six months of COBRA reimbursements. In lieu of these severance benefits, Mr. Nuggihalli may elect to receive a Transaction Completion Bonus (“TCB”) under the Employment Agreement equal to 0.5% of Total Enterprise Value (capped at three times base salary), provided the transaction yields per-share consideration to common stockholders of at least $4.00.

The foregoing descriptions of the Employment Agreement, Restricted Stock Unit Agreement, and Change of Control Severance Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1*	Employment Agreement, dated as of July 31, 2026, by and between Fuel Tech, Inc. and Ramesh Nuggihalli.

10.2*	Restricted Stock Unit Agreement, dated as of July 31, 2026, by and between Fuel Tech, Inc. and Ramesh Nuggihalli.

10.3*	Change of Control Severance Agreement, dated as of July 31, 2026, by and between Fuel Tech, Inc. and Ramesh Nuggihalli.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuel Tech, Inc.
(Registrant)

	By:	/s/ Bradley W. Johnson
Bradley W. Johnson
Date: August 4, 2026		Vice President, General Counsel and Secretary